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                                                                 EXHIBIT 22.1


                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                    LIST OF SUBSIDIARIES AT APRIL 30, 1996


SWEDEN
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Datecon AB
Industri - Matematik AB
Industri - Matematik Data Goteberg AB
Industri - Matematik Data Stockholm AB
Industri - Matematik Datasystem AB
Industri - Matematik Intressenter AB
Industri - Matematik Projektledning AB
Industri - Matematik Samarbetspartner AB
Industri - Matematik System Goteberg AB
Industri - Matematik System Stockholm AB
Joeldata AB
Mikroplan AB
Pargon AB
Trisondata AB


UNITED KINGDOM (1)
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Enterprise Management System Limited (England and Wales)
Industri - Matematik Limited (England and Wales)


United States (1)
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Industri - Matematik Corp. (Delaware)
Industri - Matematik Licensing Corp. (Delaware)
Industri - Matematik North American Operations, Inc. (Delaware)
International Technology Group, Inc. (New Jersey) dba IMI Services Software Finance Corp. (Delaware)
Software Research Corp. (Florida)


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(1)   Country or state of incorporation is indicated in parentheses.